Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports First Quarter 2021 Results
Chicago – May 4, 2021 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended March 31, 2021.

We continue to monitor the impact of COVID-19 on our business. Our priority remains the health and safety of our tenants, employees and building staff. For the first quarter 2021, we collected 97% of contractual rents.

Financial results for the quarter ended March 31, 2021
Net loss attributable to common shareholders was $12 million, or $0.10 per diluted share, for the quarter ended March 31, 2021. This compares to net income attributable to common shareholders of $422.8 million, or $3.35 per diluted share, for the quarter ended March 31, 2020. The decline in net income was primarily a result of a decrease in gains from property dispositions and a decrease in interest and other income.
Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2021, were ($7.7) million, or ($0.06) per diluted share. This compares to FFO for the quarter ended March 31, 2020 of $8.8 million, or $0.07 per diluted share. The following items impacted FFO for the quarter ended March 31, 2021, compared to the corresponding 2020 period:
•    ($0.08) per diluted share decrease in interest income and other, net;
•    ($0.04) per diluted share increase in general and administrative expense due to severance; and
•    ($0.01) per diluted share decrease in NOI from properties sold.

Normalized FFO was ($0.9) million, or ($0.01) per diluted share, for the quarter ended March 31, 2021. This compares to Normalized FFO for the quarter ended March 31, 2020 of $10.5 million, or $0.08 per diluted share. The following items impacted Normalized FFO for the quarter ended March 31, 2021, compared to the corresponding 2020 period:

•    ($0.08) per diluted share decrease in interest income and other, net; and
•    ($0.01) per diluted share decrease in cash NOI from properties sold.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Same property results for the quarter ended March 31, 2021
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•    The same property portfolio was 85.6% leased as of March 31, 2021, compared to 85.7% as of December 31, 2020, and 90.8% as of March 31, 2020.
•    The same property portfolio commenced occupancy was 82.2% as of March 31, 2021, compared to 81.7% as of December 31, 2020, and 83.7% as of March 31, 2020.
•    Same property NOI decreased 7.4% when compared to the same period in 2020. The decrease was largely due to lower parking revenue.
•    Same property cash NOI decreased 12% when compared to the same period in 2020. The decrease was largely due to lower parking revenue and a decrease in occupancy.
•    The company entered into leases for approximately 27,000 square feet, including renewal leases for approximately 16,000 square feet and new leases for approximately 11,000 square feet.

•    The GAAP rental rate on new and renewal leases was 10% lower compared to the prior GAAP rental rate for the same space.
•    The cash rental rate on new and renewal leases was 17% lower compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from January 1, 2020 through March 31, 2021.

Significant events during the quarter ended March 31, 2021
•    Adam Markman stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer, effective March 31, 2021. As a result, the company had $3.7 million of cash severance expense and $3.4 million of expense related to the acceleration of stock awards, including awards that remain subject to performance-based vesting conditions.
•    Bill Griffiths was appointed Senior Vice President, Chief Financial Officer and Treasurer, effective April 1, 2021. Mr. Griffiths previously served as Senior Vice President of Capital Markets for the Company.
•    Edward Glickman, James Lozier, and Kenneth Shea have chosen not to stand for re-election to the Board of Trustees when their current term expires on June 23, 2021. The size of the company’s Board of Trustees will be reduced from eleven to eight trustees following the Annual Meeting.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call on Wednesday, May 5, 2021, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s First Quarter 2021 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of 4 properties and 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	March 31, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	361,107	357,650
	405,167	401,710
Accumulated depreciation	(147,034)	(143,319)
	258,133	258,391
Cash and cash equivalents	2,971,052	2,987,225
Rents receivable	14,629	14,702
Other assets, net	16,862	17,353
Total assets	$3,260,676	$3,277,671

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$21,007	$20,588
Rent collected in advance	2,979	2,928
Distributions payable	5,072	10,991
Total liabilities	$29,058	$34,507

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,916,875 and 121,522,555 shares issued and outstanding, respectively	1,219	1,215
Additional paid in capital	4,295,226	4,294,632
Cumulative net income	3,804,930	3,814,948
Cumulative common distributions	(4,283,753)	(4,283,668)
Cumulative preferred distributions	(711,709)	(709,712)
Total shareholders’ equity	3,225,176	3,236,678
Noncontrolling interest	6,442	6,486
Total equity	$3,231,618	$3,243,164
Total liabilities and equity	$3,260,676	$3,277,671

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Rental revenue	$14,169	$17,143
Other revenue (1)	682	1,677
Total revenues	$14,851	$18,820

Expenses:
Operating expenses	$6,621	$8,761
Depreciation and amortization	4,351	5,114
General and administrative	15,729	10,604
Total expenses	$26,701	$24,479

Interest and other income, net	1,843	11,895
Interest expense (including net amortization of debt premiums and deferred financing fees of $— and $(56), respectively)	—	(309)
Gain on sale of properties, net	—	419,620
(Loss) income before income taxes	(10,007)	425,547
Income tax expense	(31)	(40)
Net (loss) income	$(10,038)	$425,507
Net loss (income) attributable to noncontrolling interest	20	(748)
Net (loss) income attributable to Equity Commonwealth	$(10,018)	$424,759
Preferred distributions	(1,997)	(1,997)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(12,015)	$422,762

Weighted average common shares outstanding — basic (2)	122,002	122,148
Weighted average common shares outstanding — diluted(2)(3)	122,002	126,605

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.10)	$3.46
Diluted	$(0.10)	$3.35

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended March 31, 2021 and 2020 includes 236 and 177 unvested, earned RSUs, respectively.
(3)
As of March 31, 2021, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 3,237 common shares as of March 31, 2021, and 2,857 common shares as of March 31, 2020. The series D preferred shares are antidilutive for GAAP EPS for the three months ended March 31, 2021. They are dilutive for GAAP EPS for the three months ended March 31, 2020.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Calculation of FFO
Net (loss) income	$(10,038)	$425,507
Real estate depreciation and amortization	4,301	4,881
Gain on sale of properties, net	—	(419,620)
FFO attributable to Equity Commonwealth	(5,737)	10,768
Preferred distributions	(1,997)	(1,997)
FFO attributable to EQC common shareholders and unitholders	$(7,734)	$8,771

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$(7,734)	$8,771
Straight-line rent adjustments	(307)	198
Executive severance expense	7,107	—
Taxes related to property sales included in general and administrative	—	1,448
Taxes related to property sales, net included in income tax expense	—	35
Normalized FFO attributable to EQC common shareholders and unitholders	$(934)	$10,452

Weighted average common shares and units outstanding — basic (1)	122,245	122,310
Weighted average common shares and units outstanding — diluted (1)	122,245	123,910

FFO attributable to EQC common shareholders and unitholders per share and unit — basic and diluted	$(0.06)	$0.07
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$(0.01)	$0.09
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$(0.01)	$0.08

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended March 31, 2021 and 2020 include 243 and 162 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$14,169	$14,001	$15,742	$15,248	$17,143
Other revenue (1)	682	707	743	1,017	1,677
Operating expenses	(6,621)	(6,976)	(6,444)	(6,677)	(8,761)
NOI	$8,230	$7,732	$10,041	$9,588	$10,059
Straight-line rent adjustments	(307)	(6)	(367)	515	198
Lease termination fees	—	(10)	(1,300)	—	—
Cash Basis NOI	$7,923	$7,716	$8,374	$10,103	$10,257
Cash Basis NOI from non-same properties (2)	(124)	(415)	(218)	(1,221)	(1,399)
Same Property Cash Basis NOI	$7,799	$7,301	$8,156	$8,882	$8,858
Non-cash rental income and lease termination fees from same properties	307	16	1,668	(408)	(107)
Same Property NOI	$8,106	$7,317	$9,824	$8,474	$8,751

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$8,106	$7,317	$9,824	$8,474	$8,751
Non-cash rental income and lease termination fees from same properties	(307)	(16)	(1,668)	408	107
Same Property Cash Basis NOI	$7,799	$7,301	$8,156	$8,882	$8,858
Cash Basis NOI from non-same properties (2)	124	415	218	1,221	1,399
Cash Basis NOI	$7,923	$7,716	$8,374	$10,103	$10,257
Straight-line rent adjustments	307	6	367	(515)	(198)
Lease termination fees	—	10	1,300	—	—
NOI	$8,230	$7,732	$10,041	$9,588	$10,059
Depreciation and amortization	(4,351)	(4,680)	(5,137)	(4,398)	(5,114)
General and administrative	(15,729)	(7,136)	(7,191)	(8,302)	(10,604)
Interest and other income, net	1,843	2,284	2,606	4,443	11,895
Interest expense	—	—	(9)	(302)	(309)
Gain on early extinguishment of debt	—	—	131	—	—
Gain on sale of properties, net	—	208	—	26,916	419,620
(Loss) income before income taxes	$(10,007)	$(1,592)	$441	$27,945	$425,547
Income tax expense	(31)	(78)	(71)	(59)	(40)
Net (loss) income	$(10,038)	$(1,670)	$370	$27,886	$425,507

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The same property versions of these measures include the results of properties continuously owned from January 1, 2020 through March 31, 2021. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.